UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2005

Encore Capital Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

8875 Aero Drive, Suite 200
San Diego, California 92123
(Address of Principal Executive Offices) (Zip Code)

(877) 445-4581
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Asset Purchase and Forward Flow Agreement with Jefferson Capital

        Encore Capital Group, Inc. entered into an asset purchase and forward flow agreement (the “Purchase Agreement”), effective as of June 2, 2005, to acquire certain assets, including receivables portfolios, from Jefferson Capital Systems, LLC (“Jefferson Capital”), a subsidiary of CompuCredit Corporation. The Purchase Agreement and related Acknowledgement Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively. Additional information regarding the Jefferson Capital transaction is provided in Item 2.01 below, which information is incorporated by reference into this Item 1.01.

JPMorgan Chase Credit Facility

        On June 7, 2005, Encore entered into a new senior secured revolving credit facility with JPMorgan Chase Bank, N.A., who will act as administrative agent. JPMorgan is initially the sole lender under this facility, which will be syndicated following the closing. The revolving credit facility replaces Encore’s existing $75.0 million senior secured credit facility with JPMorgan. Proceeds from this credit facility will be utilized for the purpose of financing the transaction with Jefferson Capital, purchasing portfolios of receivables and for working capital needs.

        The new credit facility has a maturity date of June 7, 2008 and bears interest at a floating rate equal to, at Encore’s option, either: (a) reserve adjusted LIBOR plus a spread that ranges from 200 to 325 basis points, depending on Encore’s leverage; or (b) the higher of (1) the federal funds rate then in effect plus a spread of 50 basis points and (2) the prime rate then in effect plus a spread that ranges from 0 to 50 basis points. The applicable margin will be adjusted quarterly based on a pricing grid that takes into account certain financial covenants related to the Company’s balance sheet and results of operations. The new credit facility is secured by all assets of the Company, except for the assets of the Company’s wholly-owned subsidiary, MRC Receivables Corporation, in which the Company’s former secured lender has a first priority security interest. The new facility also requires the Company to pay certain fees and expenses to the lender in connection with the related commitment letter and the credit facility.

        The new credit facility provides for an aggregate revolving commitment of $150.0 million, subject to borrowing base availability, with $5 million sub-limits for swingline loans and letters of credit. Encore may request an increase in the amount of the revolving credit commitments to $200.0 million upon satisfying certain conditions, including acceptance of such increase by existing or replacement lenders under the facility that agree to increase their commitments.

        The terms of the credit facility includes certain restrictions and covenants, which limit, among other things, the payment of dividends, and the incurrence of additional indebtedness and liens. The terms also require compliance with financial covenants requiring maintenance of specified ratios of liabilities to EBITDA, liabilities to tangible net worth and EBIT to interest expense. Subject to certain exceptions, the dividend restriction referred to above generally provides that Encore will not during any fiscal year make distributions with respect to common stock or other equity interests in an aggregate amount in excess of 20% of consolidated net income for such period.

        The credit agreement specifies a number of events of default (some of which are subject to applicable cure periods), including, among others, the failure to make payments when due, noncompliance with covenants and defaults under other agreements or instruments of indebtedness. Upon the occurrence of an event of default, as defined, the lenders may terminate the senior credit facility and declare all amounts outstanding to be immediately due and payable.

        The foregoing description of the JPMorgan credit facility does not purport to be complete and is qualified in its entirety by reference to the complete text of the credit agreement and related loan documents, which are filed as exhibits to this report and incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposition of Assets.

        On June 7, 2005, Encore, through its subsidiaries, completed the acquisition of the following assets pursuant to the terms of the Purchase Agreement, for a total purchase price of approximately $142.8 million in cash:

  a portfolio of charged-off consumer credit card debt with a face value of approximately $2.9 billion;
  an agreement to purchase an additional $3.25 billion in face value of fresh, credit card charge-offs from Jefferson Capital over the next five years at a fixed price; and
  a new collection site in St. Cloud, Minnesota with approximately 120 employees, most of whom are collection staff.

        In addition, Encore’s subsidiary Midland Credit Management, Inc. will extend its existing agreement to sell Chapter 13 bankruptcies to Jefferson Capital for an additional two years and commit to provide Jefferson Capital with a prescribed number of accounts on a monthly basis for its balance transfer program.

Item2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The information provided in Item 1.01 above is incorporated herein by reference.

Item 7.01     Regulation FD

        Encore issued a press release regarding the acquisition discussed in Item 2.01 above, which is furnished as Exhibit 99.1 hereto.

         The information provided in this Current Report on Form 8-K pursuant to Item 7.01, including the exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information provided in this Current Report on Form 8-K pursuant to Item 7.01, including the exhibit, shall not be deemed to be incorporated by reference into the filings of Encore Capital Group, Inc. under the Securities Act of 1933.

Explanatory Note Regarding Exhibits

        Investors should not rely on or assume the accuracy of representations and warranties in negotiated agreements that have been publicly filed because such representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, because such representations may represent the parties’ risk allocation in the particular transaction, because such representations may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or because such representations may no longer continue to be true as of any given date.

Item 9.01     Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

        The financial statements that are required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

(b)     Pro Forma Financial Information.

        The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

(c)     The following exhibits are filed herewith:

10.1	Asset Purchase and Forward Flow Agreement dated as of June 2, 2005 among Jefferson Capital Systems, LLC, Midland Funding LLC and Encore Capital Group, Inc.

10.2	Acknowledgement Agreement dated as of June 7, 2005 between CompuCredit Corporation and Midland Funding LLC

10.3	Credit Agreement dated as of June 7, 2005 among Encore Capital Group, Inc., the Lenders from time to time parties thereto and JPMorgan Chase Bank, N.A. as Administrative Agent (the "Credit Agreement")

10.4	Pledge and Security Agreement dated as of June 7, 2005, with respect to the Credit Agreement

10.5	Guaranty dated as of June 7, 2005, with respect to the Credit Agreement

99.1	Press release dated June 7, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: June 8, 2005	/s/ Paul Grinberg —————————————— Paul Grinberg Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

      Exhibit             Description

10.1	Asset Purchase and Forward Flow Agreement dated as of June 2, 2005 among Jefferson Capital Systems, LLC, Midland Funding LLC and Encore Capital Group, Inc.

10.2	Acknowledgement Agreement dated as of June 7, 2005 between CompuCredit Corporation and Midland Funding LLC

10.3	Credit Agreement dated as of June 7, 2005 among Encore Capital Group, Inc., the Lenders from time to time parties thereto and JPMorgan Chase Bank, N.A. as Administrative Agent (the "Credit Agreement")

10.4	Pledge and Security Agreement dated as of June 7, 2005, with respect to the Credit Agreement

10.5	Guaranty dated as of June 7, 2005, with respect to the Credit Agreement

99.1	Press release dated June 7, 2005